Exhibit 99.1

TILRAY & APHRIA ANNOUNCE CLOSING OF TRANSACTION THAT CREATES THE “NEW” TILRAY – A GLOBAL CANNABIS LEADER

Operational Efficiencies Expected to Generate Approximately US$81 Million Annual Pre-Tax Cost-Saving Synergies for New Tilray Within Eighteen Months

Irwin D. Simon, Aphria’s Chairman and CEO, will Lead the New Tilray and Has Appointed New Executive Leadership Team; New Members of the Board of Directors Also Appointed

New Tilray Poised to Transform the Global Cannabis Industry as a Consumer Packaged Goods Powerhouse with a Diversified Portfolio of Leading Brands

Renewed Financial Strength to Drive Accelerated Growth Strategy and Sustained Profitability

Tilray’s Shares Will Continue Trading on the NASDAQ Under Symbol “TLRY”; Starting May 5, 2021, Tilray’s Shares Will Commence Trading on the Toronto Stock Exchange Under Symbol “TLRY”

New York, New York, and Leamington, Ontario -- May 3, 2021 -- Tilray, Inc. (“Tilray”) and Aphria Inc. (“Aphria”) today announced the completion of the previously announced business combination, ushering in a new era in the global cannabis industry. The combined company, which will operate as Tilray (the “Company”), brings together two highly complementary businesses to create the leading cannabis-focused consumer packaged goods (“CPG”) company with the largest global geographic footprint in the industry.  The combined company had a market cap of approximately US$8.2 billion based on the closing stock prices on April 30, 2021.

The Company’s class 2 common stock (“Tilray Shares”) will continue to trade on the Nasdaq Global Select Exchange under the ticker symbol “TLRY” and will commence trading on the Toronto Stock Exchange under the ticker symbol “TLRY” on May 5, 2021.  As previously announced, each Aphria shareholder received 0.8381 of a Tilray Share for each Aphria common share (each an “Aprhia Share”) held on April 30, 2021, the effective time of the transaction. Holders of Tilray Shares prior to the completion of the transaction continue to hold their Tilray Shares with no adjustment as a result of the transaction. An early warning report in respect of the Company’s acquisition of all of the outstanding Aphria Shares pursuant to the transaction will be filed on SEDAR and will be available under Aphria’s issuer profile at www.sedar.com.

Irwin D. Simon, the Company’s Chairman and Chief Executive Officer, commented, “Our focus now turns to execution on our highest return priorities including business integration and accelerating our global growth strategy. Covid-19 related lockdowns have presented unique challenges across Canadian and German markets.  As these markets begin to re-open, Tilray is poised to strike and transform the industry with our highly scalable operational footprint, a curated portfolio of diverse medical and adult-use cannabis brands and products, a multi-continent distribution network, and a robust capital structure to fund our global expansion strategy and deliver sustained profitability and long-term value for our stakeholders.”

Mr. Simon continued, “Our global team is laser-focused on turning potential into performance and addressing consumer and patient needs for safe, innovative, and high-quality products. We are eager to get to work and want to thank both the Aphria and the Tilray Boards of Directors and especially Brendan Kennedy for his spirit of partnership and irrepressible belief in the art of ‘what’s possible.’ We will benefit enormously from his legacy and continued service on the Tilray Board.”

We expect that the business combination will provide, among others, the following financial and strategic benefits:

World’s Largest Global Cannabis Company. The combination of Aphria and Tilray brings together two highly complementary businesses to create the leading cannabis-focused CPG company with the largest global geographic footprint in the industry.

Strategic Footprint and Operational Scale. We believe that the Company has the strategic footprint and operational scale necessary to compete more effectively in today’s consolidating cannabis market with a strong, flexible balance sheet, strong cash balance, and access to capital, which we believe will give the Company the ability to accelerate growth and deliver long-term sustainable value for stockholders.

Low-cost, State-of-the-Art Production & the Leading Canadian Adult-Use Cannabis Producer. The demand for the Company’s products will be supported by low-cost state-of-the-art cultivation, processing, and manufacturing facilities, and it will have a complete portfolio of branded cannabis 2.0 products to strengthen its leadership position in Canada.

Positioned to Pursue an Accelerated International Growth Strategy. The Company is well-positioned to pursue international growth opportunities with its strong medical cannabis brands, distribution network in Germany, and end-to-end European Union Good Manufacturing Practices (“EU-GMP”) supply chain, which includes its production facilities in Portugal and Germany.

Enhanced Consumer Packaged Goods Presence and Infrastructure in the U.S. In the United States, Tilray has a strong consumer packaged goods presence and infrastructure with two strategic pillars, including SweetWater, a leading cannabis lifestyle branded craft brewer, and Manitoba Harvest, a pioneer in branded hemp, CBD and wellness products with access to 17,000 stores in North America. In the event of federal permissibility, the Company expects to be well-positioned to compete in the U.S. cannabis market given its existing strong brands and distribution system in addition to its track record of growth in consumer-packaged goods and cannabis products.

Substantial Synergies. The Company expects to deliver approximately US$81 million (C$100 million) of annual pre-tax cost synergies within eighteen months and plans to achieve cost synergies in the key areas of cultivation and production, cannabis and product purchasing, sales, and marketing, and corporate expenses.

Tilray’s new leadership team and board of directors will provide a strong foundation for the Company to accelerate growth and capitalize on the business combination’s many benefits.

Effective on closing, the senior management team and Board of Directors of the Company were reconstituted as follows:

•	Irwin D. Simon, Chairman and Chief Executive Officer
•	Carl Merton, Chief Financial Officer
•	Denise Faltischek, Head of International and Chief Strategy Officer
•	Jim Meiers, President, Canada
•	Jared Simon, President, Manitoba Harvest and Tilray Wellness
•	Rita Seguin, Chief Human Resources Officer
•	Dara Redler, Interim Chief Legal Officer and Corporate Secretary
•	Berrin Noorata, Chief Corporate Affairs Officer
•	Lloyd Brathwaite, Chief Information Officer
•	Freddy Bensch, Chief Executive Officer, SweetWater

Board of Directors:

•	Irwin D. Simon, Chairman
•	Renah Persofsky, ICD.D, Vice-Chair (Lead Director) and Chair of the Nominating and Governance Committee, Independent Director
•	Jodi Butts, Nominating & Governance Committee Member, Independent Director
•	David Clanachan, Newly Appointed Independent Director
•	John M. Herhalt Chair of the Audit Committee, Independent Director
•	David Hopkinson, Nominating and Governance Committee & Compensation Committee Member, Independent Director
•	Brendan Kennedy, Current Director and Former CEO, Tilray
•	Tom Looney, Audit Committee & Compensation Committee Member, Independent Director
•	Walter Robb, Chair of the Compensation Committee & Audit Committee Member, Independent Director

New Tilray Branding

The new Tilray logo blends both Aphria and legacy Tilray’s branding into a design that reflects the new Company’s growing portfolio of brands across cannabis-lifestyle and wellness product categories, including medical, adult-use, hemp foods, and beverages.  The continued use of “Tilray” as the Company’s name evokes hard work and hope – til shortened from tilling the soil and ray as in a ray of sunshine. Tilray is a pioneer navigating toward the end of prohibition and built to deliver on the collective wellbeing of the Company’s employees, consumers, patients, partners, and local communities.

Advisors

Jefferies LLC served as financial advisor, and DLA Piper LLP (US), DLA Piper (Canada) LLP, and Fasken Martineau Dumoulin LLP acted as legal counsel to Aphria. Cowen served as financial advisor, and Cooley LLP and Blake, Cassels, and Graydon LLP acted as legal counsel to Tilray.

About Tilray

Tilray Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products.  A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information on how we open a world of wellbeing, visit Tilray.com.

Forward-Looking Statements

Certain information in this communication constitutes forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. Any information or statements that are contained in this communication that are not statements of historical fact may be deemed to be forward- looking statements, including, but not limited to, statements regarding the expected strategic and financial benefits of the business combination. Words such as “forecast”, “future”, “should”, “could”, “enable”, “potential”, contemplate”, “believe”, “anticipate”, “estimate”, “plan”, “expect”, “intend”, “may”, “project”, “will”, “would” and the negative of these terms or similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. Certain material factors or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements reflect current beliefs of management of the Company with respect to future events and are based on information currently available to each respective management team including the reasonable assumptions, estimates, analysis and opinions of management of the Company considering their experience, perception of trends, current conditions and expected developments as well as other factors that each respective management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. There is a risk that some or all the expected benefits of the business combination may fail to materialize or may not occur within the time periods anticipated by the Company. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the Company following the business combination difficult. Material risks and uncertainties that could cause actual results to differ from forward-looking statements include the inherent uncertainty associated with the financial and other projections a well as market changes arising from governmental actions or market conditions in response to the COVID-19 public health crisis; the prompt and effective integration of the Company; the ability to achieve the anticipated synergies and value-creation contemplated by the business combination; the response of business partners and retention as a result of the business combination; the impact of competitive responses to the business combination; and the diversion of management time on business combination-related issues. Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to the Company or that the Company presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of risks and other factors, see the most recently filed annual information form of Aphria and the annual report filed on form 10-K of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For more information, visit: www.Tilray.com

Contacts
Media:
Berrin Noorata
news@tilray.com

Investors
Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com